As filed with the Securities and Exchange Commission on January 7, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALMED PHARMACEUTICALS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Galmed Pharmaceuticals Ltd.

c/o Meitar Law Offices

16 Abba Hillel Silver Rd.

Ramat Gan 5250608 Israel

Tel: (+972) (3) 693-8448

(Address and telephone number of Registrant’s principal executive offices)

2013 Incentive Share Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue

Newark, Delaware 19711

(302) 738-6680

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gary Emmanuel, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Tel: +972 (0) 3.636.6000	Mike Rimon, Adv. Elad Ziv, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) registers an additional 333,333 ordinary shares, par value NIS 1.80 of Galmed Pharmaceuticals Ltd. (the “Registrant”), for issuance under the Registrant’s 2013 Incentive Share Option Plan (the “2013 Plan”).

The Registrant initially filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on August 11, 2015 (File No. 206292) (the “Original S-8”). The Registrant then filed an additional Registration Statement on Form S-8 to register an additional number of shares under the Plan (collectively with the Original S-8, the “Prior Registration Statements”) on September 20, 2018 (File No. 333-227441) as amended.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(1) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 4, 2024;

(2) The Registrant’s reports of Foreign Private Issuer on Form 6-K furnished to the Commission on May 30, 2024, June 5, 2024, July 11, 2024, July 18,2024, August 27, 2024, August 28, 2024, August 30, 2024, September 16, 2024, September 19, 2024, September 20, 2024, October 15, 2024, October 21,2024, November 14,2024 and November 14,2024;

(3) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2023; and

(4) The description of the Registrant’s Ordinary Shares set forth in Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 4, 2024, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Registrant to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The following exhibits to this Registration Statement on Form S-8 are filed together herewith or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares.

23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as independent registered public accounting firm of the Registrant.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1(1)	Galmed Pharmaceuticals Ltd. 2013 Incentive Share Option Plan.

107*	Filing Fee Calculation

*	Filed herewith.

(1)	Previously filed with the SEC as Exhibit A to the Company’s Report on Form 6-K furnished to the SEC on April 2, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on this 7th day of January, 2025.

GALMED PHARMACEUTICALS LTD.

By:	/s/ Allen Baharaff
Name:	Allen Baharaff
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Allen Baharaff and Yohai Stenzler, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allen Baharaff	Chief Executive Officer, President, Director	January 7, 2025
Allen Baharaff	(Principal Executive Officer)

/s/ Doron Cohen	Chief Financial Officer	January 7, 2025
Doron Cohen	(Principal Financial Officer)

/s/ Yohai Stenzler	Chief Accounting Officer	January 7, 2025
Yohai Stenzler	(Principal Accounting Officer)

/s/ David Sidransky, M.D.	Director	January 7, 2025
David Sidransky, M.D.

/s/ Shmuel Nir	Director	January 7, 2025
Shmuel Nir

/s/ Amir Poshinski	Director	January 7, 2025
Amir Poshinski

/s/ Carol L. Brosgart, M.D.	Director	January 7, 2025
Carol L. Brosgart, M.D

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Galmed Pharmaceuticals Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on January 7, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative